As filed with the Securities and Exchange         Registration No. ____________
Commission on August 15, 2005

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                             OCEAN SHORE HOLDING CO.
             (exact name of registrant as specified in its charter)

       United States                                    22-3584037
       -------------                                -----------------------
    State or other jurisdiction of            (IRS Employer Identification No.)
    incorporation or organization)

                               1001 Asbury Avenue
                          Ocean City, New Jersey 08226
                                 (609) 399-0012
              (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

              Ocean Shore Holding Co. 2005 Equity Incentive Plan
              ---------------------------------------------------
                           (Full Title of the Plan)

                                   Copies to:
Steven E. Brady                                 Paul M. Aguggia, Esq.
President and Chief Executive Officer           Aaron M. Kaslow, Esq.
Ocean Shore Holding Co.                         Muldoon Murphy & Aguggia LLP
1001 Asbury Avenue                              5101 Wisconsin Avenue, N.W.
Ocean City, New Jersey 08226                    Washington, D.C.  20016
(609) 399-0012                                  (202) 362-0840
(Name, address, including zip code, and telephone number, including area code, of agent for service)

-------------------------------------------------------------------------------------------
                                         Proposed
      Title of                        (1)Maximum        Proposed Maximum     Amount of
  Securities to be        Amount      Offering Price    Aggregate Offering   Registration
     Registered      to be Registered    Per Share            Price              Fee
-------------------------------------------------------------------------------------------

    Common Stock
   $.01 par Value      601,123 (2)     $11.58 (3)       $6,961,005           $820
==================== ================ ============== ================        =============

(1)Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Ocean Shore Holding Co. 2005 Equity Incentive Plan (the "Plan") as the result of a stock split, stock dividend or similar adjustment to the outstanding common stock of Ocean Shore Holding Co. (the "Common Stock") pursuant to 17 C.F.R. Section 230.416(a).
(2)Represents the shares which may be issued as stock awards or upon the exercise of options to purchase shares of Ocean Shore Holding Co. common stock under the Plan.
(3)Estimated solely for the purpose of calculating the registration fee. The average of the high and low price of the Common Stock as reported on August 11, 2005 in accordance with 17 C.F.R. Section 230.457(c).

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE IMMEDIATELY UPON FILING IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, (THE "SECURITIES ACT") AND 17 C.F.R. Section.230.462.

OCEAN SHORE HOLDING CO.

PART I     INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEMS 1 & 2. The documents containing the information for the Ocean Shore Holding Co. 2005 Equity Incentive Plan (the "Plan") specified by Part I of this Registration Statement will be sent or given to the participants in the Plan as specified by Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission (the "SEC") either as a part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 in reliance on Rule 428. Such documents and the information incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus for the Registration Statement.

PART II   INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

      The following documents filed or to be filed by Ocean Shore Holding Co. (the "Registrant" or the "Corporation") with the SEC are incorporated by reference in this Registration Statement:

      (a) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2005 (File No. 000-51000) and June 30, 2005 (File No. 000-51000),
filed with the SEC on May 13, 2005 and August 11, 2005, respectively.

      (b) The Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 2004, which includes the consolidated statements of financial condition as of December 31, 2004 and 2003 and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 2004, filed with the SEC on March 30, 2005 (File No. 000-51000).

      (c) A description of the Corporation's securities contained in its Form 8-A12G, filed with the SEC on October 25, 2004 (File No. 000-51000).

      (d) All documents filed by the Registrant and the Plan, where applicable, pursuant to Sections 13(a) and (c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which deregisters all securities then remaining unsold.

      Any statement contained in this Registration Statement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

      The Common Stock to be offered pursuant to the Plan has been registered pursuant to Section 12(g) of the Exchange Act. Accordingly, a description of the Common Stock is not required herein.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

      None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS AND PLAN ADMINISTRATOR

      The Registrant (also referred to herein as the "Holding Company") shall indemnify its directors and employees in accordance with the following provision from the Registrant's Bylaws:

                                  ARTICLE XI
                               INDEMNIFICATION

      The Holding Company shall indemnify all officers, directors and employees of the Holding Company, and their heirs, executors and administrators, to the fullest extent permitted under federal law against all expenses and liabilities reasonably incurred by them in connection with or arising out of any action, suit or proceeding in which they may be involved by reason of their having been a director or officer of the Holding Company, whether or not they continue to be a director or officer at the time of incurring such expenses or liabilities, such expenses and liabilities to include, but not be limited to, judgments, court costs and attorneys' fees and the cost of reasonable settlements.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

      None.

ITEM 8.  EXHIBITS

      The following exhibits are filed with or incorporated by reference into this registration statement on Form S-8 (numbering corresponds generally to the Exhibit Table in Item 601 of Regulation S-K).

      List of Exhibits (filed herewith unless otherwise noted):

      5.0 Opinion of Muldoon Murphy & Aguggia LLP as to the legality of the common stock to be issued.
      10.0  Ocean Shore Holding Co. 2005 Equity Incentive Plan1
      10.1  Form of Award Agreements
      23.1  Consent of Muldoon Murphy & Aguggia LLP
            (contained in the opinion included as Exhibit 5.0)
      23.2  Consent of Deloitte & Touche LLP
      24.0  Power of Attorney (contained on the signature pages).
---------------------
(1) Incorporated herein by reference to Appendix A in the definitive proxy statement (000-51000) filed with the SEC on June 7, 2005.

ITEM 9.  UNDERTAKINGS

      The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement unless the information or prospectus required by (i) and (ii) is contained in periodic reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act that are incorporated by reference into this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
            Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a trustee, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      THE REGISTRANT.

     Pursuant to the requirements of the Securities Act of 1933, Ocean Shore Holding Co. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Ocean City, New Jersey on August 15, 2005.

                                        OCEAN SHORE HOLDING CO.


                                    By: /s/ Steven E. Brady
                                        ---------------------------------------
                                        Steven E. Brady
                                        President and Chief Executive Officer
                                        (principal executive officer)

      KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below (other than Mr. Brady) constitutes and appoints Steven E. Brady, as the true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any or all amendments to the Form S-8 registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the United States Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and things requisite and necessary to be done as fully, and to all intents and purposes, as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

     Name                            Title                       Date
     ----                            -----                       ----

/s/ Steven E. Brady           President, Chief Executive   August 15, 2005
-------------------------     Officer and Director
Steven E. Brady               (principal executive officer)


/s/ Donald F. Morgenweck      Senior Vice President,       August 15, 2005
-------------------------     Chief Financial Officer
Donald F. Morgenweck          (principal accounting and
                              financial officer)


/s/ Sylva A. Bertini          Director                     August 15, 2005
-------------------------
Sylva A. Bertini

/s/ Frederick G. Dalzell MD   Director                     August 15, 2005
---------------------------
Frederick G. Dalzell, MD



/s/ Christopher J. Ford      Director                      August 15, 2005
---------------------------
Christopher J. Ford



/s/ Robert A. Previti        Director                      August 15, 2005
---------------------------
Robert A. Previti



/s/ John L. Van Duyne        Director                      August 15, 2005
---------------------------
John L. Van Duyne



/s/ Samuel R. Young           Director                     August 15, 2005
---------------------------
Samuel R. Young

                                 EXHIBIT INDEX


                                                                              Sequentially
                                                                                Numbered
                                                                                  Page
Exhibit No.     Description                         Method of Filing            Location
------------    -------------------------------     ----------------------    ------------

    5.0         Opinion of Muldoon Murphy &         Filed herewith.
                Aguggia LLP

    10.0        Ocean Shore Holding Co. 2005 Equity Incorporated herein by
                Incentive Plan                      reference to Appendix A in
                                                    the definitive proxy
                                                    statement (000-51000) filed
                                                    with the SEC on June 7,
                                                    2005.

    10.1        Form of Award Agreement             Filed herewith.

    23.1        Consent of Muldoon Murphy &         Contained in the opinion
                Aguggia LLP                         included as Exhibit 5.0.

    23.2        Consent of Deloitte & Touche LLP    Filed herewith.

    24.0        Power of Attorney                   Located on the signature
                                                    page.



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